Exhibit 99.3

	2003 Pre-tax O&M			2003 Cap Ex
($ in millions)	Ramp-up Savings			Ramp-up Savings
	2002	2003		2002	2003
GAAP Operating and Maintenance (O&M)	$4,345	$4,587	GAAP Capital Expenditures (CapEx) (A)	$2,150	$1,862

Operating Adjustments:			Adjustments:
March 2003 ComEd Settlement Agreement	—	(41)
Severance	(10)	(256)	Exclude net impact of Boston Generating (A)	—	20
Enterprises goodwill impairment and impairments due to anticipated sales	—	(53)	Include AmerGen	155	171

Operating O&M	4,335	4,237	Adjusted CapEx	$2,305	$2,053

Exelon Way O&M Adjustments:			Year-over-year CapEx Savings		$252

Remove Enterprises and Boston Generating (BG) (1)	(1,228)	(903)
Add incremental impact of Texas Plants	10	—	Exelon Way CapEx Savings:
Remove nuclear decommissioning accretion expense (2)	—	(197)
Add 2002 incremental impact of Exelon New England	50	—	Difference between 2002 and 2003 Exelon Way CapEx		$252
Normalize incremental impact of nuclear outages	(24)	—	2003 inflationary impact (B)		69

Add AmerGen, net of decommissioning accretion (3)	412	393	Calculated 2003 Savings		$321
Add Payroll Taxes (4)	95	91	Exclude savings from prior cost management initiatives (e.g., CMI)		(254)

Exelon Way O&M	$3,650	$3,621	Exelon Way Savings - 2003 Ramp-up		$67

Exelon Way O&M Savings:			(A) Net of proceeds from liquidated damages for 2003
Difference between 2002 and 2003 Exelon Way O&M		$29	(B) Inflation assumed at 3%
2003 inflationary impact (5)		107
Pension and post-retirement increase (6)		103

Calculated 2003 Savings		$239	Total Ramp-up Cash Savings
Exclude savings from prior cost management initiatives (e.g., CMI)		(76)	After-tax O&M		$101

Exelon Way O&M Savings — Pre-tax		$163	CapEx		67

			Total Exelon Way Cash Savings		$168

After-tax O&M Savings (7)		$101

(1)	O&M is net of intercompany impact and excludes corporate business services costs that remain; Enterprises excludes Exelon Energy

(2)	Accretion expense is a non-cash expense related to nuclear decommissioning and is not included in Exelon Way expenditures

(3)	Normalized to 100% of AmerGen in 2002 and 2003; in 2002 and 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates

(4)	Includes AmerGen and excludes Enterprises

(5)	2002 base excluding pension and post-retirement expenses of $103m. Inflated at 3%

(6)	Pension and post-retirement expense increase

(7)	Tax rate is 38%

	2004 Pre-tax O&M			2004 CapEx
($ in millions)	June YTD Savings			June YTD Savings
	2003	2004		2003	2004
GAAP Operating and Maintenance Expense (O&M)	$2,212	$2,165	GAAP Capital Expenditures (CapEx)	$1,019	$844

Operating Adjustments:			Adjustments:
March 3 ComEd Global Settlement Agreement	(41)	—	Include AmerGen CapEx	33	—
Boston Generating (BG)	—	(57)	Exclude BG CapEx (incl. 2004 credit)	(80)	7

Investments in Synthetic Fuel Producing Facilities	—	(48)	Adjusted CapEx	$972	$851

Exelon Way Severance and Severance-related Charges	—	(22)
Impairment of Exelon Enterprises’ InfraSource Investment	(48)	—	Year over Year CapEx Savings		$121

Operating O&M	2,123	2,038
			Program-to-Date Exelon Way CapEx Savings:
Exelon Way O&M Adjustments:
Remove Net Enterprises and BG (1)	(473)	(161)	2003 Ramp-up		$67
Remove Nuclear Decommissioning Accretion Expense (2)	(117)	(127)	2004 June YTD		121

Remove 2004 Incremental Impact of Sithe	—	(23)	Total Exelon Way CapEx Savings		$188

Add AmerGen, net of Accretion and Severance (3)	193	—
Normalize Incremental Impact of Nuclear Outages	—	(63)
Add Payroll Taxes (4)	56	54

Exelon Way O&M	$1,782	$1,718	Total YTD Cash Savings thru June 2004

Year over Year Exelon Way O&M Savings		$64	After-tax O&M		$40

			CapEx		121

			Total Exelon Way Cash Savings		$161

Program-to-Date O&M Savings	Pre-tax	After-tax(5)

2003 Ramp-up	$163	$101	Total Program-to-Date Cash Savings
2004 June YTD	64	40

Total Exelon Way O&M Savings	$227	$141	After-tax O&M		$141

			CapEx		188

			Total Exelon Way Cash Savings		$329

(1)	O&M is net of intercompany impact and excludes corporate business services costs that remain. Enterprises excludes Exelon Energy in 2003; in 2004 Exelon Energy is included in Generation.

(2)	Accretion expense is a non-cash expense related to nuclear decommissioning and is not included in Exelon Way expenditures

(3)	Normalize to 100% of AmerGen in 2003; in 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates

(4)	Includes AmerGen and excludes Enterprises

(5)	Tax rate is 38%

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